SECURITIES AND EXCHANGE COMMISION

                           Washington D.C. 20549

                            --------------------

                                 FORM 8-K


                              CURRENT REPORT

                            --------------------

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                            --------------------

     Date of Report (Date of earliest event reported): October 21,1997

                            --------------------

                         Magellan Technology, Inc.
                         -------------------------
           (Exact name of registrant as specified in its charter)



     UTAH                           0-18271                87-0284979
 ---------------------------  ----------------------   ------------------
(State or other jurisdiction  (Commission  File No.)     (IRS Employer
 of incorporation)                                     Identification No.)



                           13526 South 110 West
                            Draper, Utah 84020
                           --------------------
       (Address of principal executive officers, including zip code)




                              (801) 495-2211
                              --------------
           (Registrant's telephone number, including area code)

Item 2.  Acquisition of BioSource, Inc.

     On October 21, 1997, the Registrant completed a share exchange and related transactions (collectively, the "Share Exchange") pursuant to an Agreement and plan of Share Exchange among the Registrant,BioSource, Inc. ("BioSource"), and the holders of all capital stock of BioSource (the "BioSource Stockholders").

     The Share Exchange, consummated on October 21, 1997, included the following actions and transactions:

     (a) The Registrant acquired all of the issued and outstanding shares of the capital stock of BioSource, Inc. in exchange for the issuance of the Registrant of 1,500,000 shares of common stock, par value $0.0002 per share, representing 10% of the Registrant's outstanding common stock ("Common Stock"), to the BioSource Stockholders; and

     (b) $150,000 in cash. $105,000 paid at closing and 45,000 paid in monthly installments of $7,500 over a six month period beginning
December 1, 1997.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of business acquired.

          The Financial Statements of BioSource required pursuant to this Item 7(a) are filed as part of this report as pages F-1 through F-10.

     (b)  Pro forma financial information.

          The pro forma financial information of the Registrant and BioSource required pursuant to this Item 7(b) are filed as part of this report as pages F-11 through F-15.

     (c)  Exhibits.

          The following exhibits are included herein:


Reg S-K
Exhibit No.                           Description                  Exhibit No.
---------------  --------------------------------------------  ---------------
      2                          Merger Agreement                        1

     10                          Royalty Agreement                       2

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Magellan Technology, Inc.


                               /s/ Douglas M. Angus
                              _______________________

                              Douglas M. Angus, Vice President
Date: November 3, 1997

                              BioSource, Inc.

                           Financial Statements

                   For the year  ended December 31, 1996




Table of Contents


                                                         Page

INDEPENDENT AUDITOR'S REPORT                              F-1

FINANCIAL STATEMENTS:

     Balance Sheet                                        F-2

     Statement of Income                                  F-3

     Statement of Stockholder's Equity                    F-4

     Statement of Cash Flows                              F-5

     Notes to Financial Statements                        F-6

                                     INDEPENDENT AUDITORS' REPORT








To the Board of Directors and Stockholders of BioSource, Inc.


We have audited the accompanying balance sheet of BioSource, Inc. as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioSource, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                         TANNER+Co.









Salt Lake City, Utah
August 22, 1997 except for Note 7,
which is dated October 1, 1997

____________________________________________________________________________
                                                 BIOSOURCE, INC.
                                                   Balance Sheet

                                               December 31, 1996
____________________________________________________________________________

            Assets
            ------

Current assets:
   Cash                                            $    84,569
   Receivables                                          20,319
                                                   -------------

            Total current assets                       104,888

Property and equipment, net                              8,134

                                                   -------------

                                                   $   113,022
                                                   =============

____________________________________________________________________________


            Liabilities and Stockholders' Equity
            ------------------------------------

Current liabilities:
   Accounts payable                                $    21,379
   Accrued liabilities                                  52,448
   Note payable to related party                        24,500
                                                   -------------

            Total current liabilities                   98,327
                                                   -------------

Commitments                                                 -


Stockholders' equity:
   Common stock, no par value, authorized
    10,000 shares; issued and outstanding
    10,000 shares                                       12,043

   Retained earnings                                     2,652
                                                   -------------

            Total stockholders' equity                  14,695
                                                   -------------

                                                   $   113,022
                                                   =============
____________________________________________________________________________

See accompanying notes to financial statements.

____________________________________________________________________________
                                                  BIOSOURCE, INC.
                                              Statement of Income

                                     Year Ended December 31, 1996
____________________________________________________________________________


Net sales                                          $   947,798

Cost of goods sold                                     181,567
                                                   -------------

             Gross profit                              766,231

Selling, general and administrative expenses           487,085
                                                   -------------

             Income from operations                    279,146



Other income (expense):
    Loss on disposal of equipment                       (8,862)
    Interest expense                                    (1,624)
                                                   -------------

             Net income                            $   268,660
                                                   =============

Pro forma provision for income taxes                   (91,000)
                                                   -------------

             Pro forma net income                  $   177,660
                                                   =============
Earnings per share:
    As reported                                    $     26.87
                                                   =============
    Pro forma                                      $     17.77
                                                   =============

Weighted average number of common shares                 10,000
                                                   =============




____________________________________________________________________________

See accompanying notes to financial statements.

____________________________________________________________________________

                                                  BIOSOURCE, INC.
                                Statement of Stockholders' Equity

                                     Year Ended December 31, 1996
____________________________________________________________________________



                               Common Stock     Retained
                              ---------------
                              Shares   Amount   Earnings   Total
                              ------------------------------------

Balance at January 1, 1996    10,000 $ 12,043 $ 173,893 $  185,936

Distributions                   -        -     (439,901)  (439,901)

Net income                      -        -      268,660    268,660
                              ------------------------------------

Balance at December 31, 1996  10,000 $ 12,043 $   2,652 $   14,695
                              ====================================




















____________________________________________________________________________

See accompanying notes to financial statements.

____________________________________________________________________________
                                                  BIOSOURCE, INC.
                                          Statement of Cash Flows

                                     Year Ended December 31, 1996
____________________________________________________________________________

Cash flows from operating activities:
   Net income                                      $    268,660
   Adjustments to reconcile net income to
     net cash provided by operating activities:
      Depreciation                                        4,522
      Loss on disposal of equipment                       8,862
   (Increase) decrease in:
      Receivables                                       (20,319)
      Inventory                                          11,000
   Increase in:
      Accounts payable                                   21,148
      Accrued liabilities                                21,887
                                                   -------------
               Net cash provided by
               operating activities                     315,760
                                                   -------------

Cash flows from investing activities-
   reduction of related party notes receivable          134,193
                                                   -------------

Cash flows from financing activities:
   Distributions                                       (439,901)
   Net change in note payable to related party          (12,125)
                                                   -------------
                Net cash used in
                financing activities                   (452,026)
                                                   -------------

                Net decrease in cash                     (2,073)

Cash, beginning of year                                  86,642
                                                   -------------

Cash, end of year                                  $     84,569
                                                   =============


Supplemental disclosure of cash flow information

   Cash paid during the year ended December 31, 1996 for:

      Interest                                     $      1,740
                                                   =============
      Income taxes                                 $         -
                                                   =============

__________________________________________________________________________

See accompanying notes to financial statements.

                                                             BIOSOURCE, INC.
                                               Notes to Financial Statements

                                                           December 31, 1996
----------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies

Organization and Concentration of Credit Risk

BioSource, Inc., (the Company) is incorporated under the laws of the state of Utah and is primarily engaged in manufacturing and distributing a medical device used in the health care industry. The device uses customized computer software developed by the Company.

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Revenue Recognition

Revenue is recognized upon shipment of the product or when services are provided.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization on property and equipment is determined using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in net income.

Income Taxes

The Company has elected to be taxed as an S corporation under the Internal Revenue Code. This election, with certain exceptions, stipulates that stockholders of the Company are responsible to pay the income taxes on their respective share of the Company's taxable income. Therefore, no provision or liability for income taxes is included in the financial statements.

                                                             BIOSOURCE, INC.
                                               Notes to Financial Statements
                                                                   Continued

----------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies Continued

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Receivables

        Receivables consists of the following:

        Trade accounts receivable          $   15,576
        Related party receivables               4,743
                                           ----------
                                           $   20,319
                                           ==========

Related party receivables consist of shareholder advances totaling $599 (see note 5), employee advances totaling $944 and a receivable from a relative of a shareholder totaling $3,200.

                                                             BIOSOURCE, INC.
                                               Notes to Financial Statements
                                                                   Continued

----------------------------------------------------------------------------

3.   Property and Equipment

Property and equipment consists of the following:

        Furniture and equipment            $   37,439
        Lab equipment                           9,221
                                           ----------
                                               46,660

        Less accumulated depreciation         (38,526)
                                           ----------

                                           $    8,134
                                           ==========

4.   Related Party Transactions

Storage Space

The Company has an agreement to pay each shareholder $100 per month in exchange for storage of Company records and equipment. Rent expense related to this agreement totaled $3,600 for the year ended December 31, 1996. The agreement expires August 31, 1997.

Note Payable to Related Party

The note payable to related party consists of a note payable to a relative of certain shareholders, the note is due on demand, with simple interest at 10%, and is unsecured. At December 31, 1996, the note had a balance due of $24,500.


5.   Commitments

Shareholder Advances

The Company has agreements to provide advances to its shareholders up to a maximum of $100,000 for two of the shareholders and $50,000 for the other shareholder. The advances are to be repaid each year on December 31, with interest at the annual short-term Applicable Federal Rate (AFR). At December 31, 1996, shareholder advances totaled $599 and are included in receivables (see note 2).

                                                             BIOSOURCE, INC.
                                               Notes to Financial Statements
                                                                   Continued

----------------------------------------------------------------------------

5.   Commitments - Continued

Operating Leases

The Company is obligated under certain operating leases for office space and equipment. Total lease expense for the year ended December 31, 1996 was approximately $9,000. Future minimum lease payments under noncancellable operating leases with initial terms of one year or more are as follows at December 31, 1996:

        Year Ending December 31,
                     1997                  $   15,870
                     1998                      11,520
                     1999                       6,814
                     2000                         963
                                           ----------
                                           $   35,167
                                           ==========

6.   Fair Value of Financial Instruments

All financial instruments are held for purposes other than trading. The Company estimates that the fair value of all financial instruments at December 31, 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

7.   Subsequent Events

On October 1, 1997, the shareholders of the Company entered into an agreement to sell all of their shares to another Company.

On March 14, 1997, the Company entered into a note payable agreement with a bank for $25,050. The note bears interest at 10.25% and matures on March 14, 1998, at which time all principal and accrued unpaid interest is due. Quarterly payments of interest are due beginning June 14, 1997.

                                                             BIOSOURCE, INC.
                                               Notes to Financial Statements
                                                                   Continued

----------------------------------------------------------------------------
8.   Pro Forma Information

The statement of income reflects operations of the Company as an S corporation, however, as part of the ownership change (see Note 7), the Company will become a tax paying entity, therefore, the pro forma effects of this change are reflected as additional information.

                         MAGELLAN TECHNOLOGY, INC.


             Pro Forma Condensed Combined Financial Statements
                                (Unaudited)



     The following unaudited condensed pro forma combined balance sheet at September 30, 1997 and the proforma combined statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 of Magellan Technology, Inc. ("Magellan") and BioSource, Inc. ("BioSource"), respectively, assumes the acquisition of BioSource by Magellan. It combines the historical balance sheets of BioSource and Magellan. The business combination has been accounted for as a purchase of BioSource giving effect to the acquisition of the outstanding common shares of BioSource. The unaudited condensed pro forma balance sheet should be read in conjunction with the historical financial statements and related notes.

     The following unaudited condensed pro forma combined statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997 for Magellan and BioSource, respectively, assumes the acquisition of BioSource by Magellan as of the beginning of the year and nine months, respectively.

     The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been obtained if the transactions had occurred as of the beginning of the year and nine month periods. These statements should be read in conjunction with the historical financial statements and related notes.

                                  CONSOLIDATED MAGELLAN TECHNOLOGY, INC.

                       Pro forma Condensed Combined Balance Sheet  (Unaudited)

                                            September 30, 1997


                                         Magellan
                                        Technology      BioSource                         PRO    FORMA
                                       Incorporated   Incorporated     Total        Adjustments     Combined
                                       ------------   ------------ -----------     ------------    -----------

Current Assets                            421,969        98,300       520,269      (105,000)(1),(2)   415,269
Investment in SIS, LLC                  1,459,682                   1,459,682                       1,459,682
Property Plant & Equipment - Net           95,039        12,967       108,006                         108,006
Other Assets                                             31,140        31,140       652,473 (1),(2)   683,613
                                       ------------   ------------ -----------     ------------    -----------

     Total Assets                       1,976,690       142,407     2,119,097       547,473         2,666,570
                                       ============   ============ ===========     ============    ===========

Current Liabilities                     1,983,619        89,880     2,073,499        45,000 (1),(2) 2,118,499
Long Term Liabilities                     522,187                     522,187                         522,187
                                       ------------   ------------ -----------     ------------    -----------
     Total Liabilities                  2,505,806        89,880     2,595,686        45,000         2,640,686
                                       ------------   ------------ -----------     ------------    -----------
Common Stock:
     Magellan Technology, Inc.              2,724                       2,724           300 (1),(2)     3,024
     BioSource, Inc.                                     12,043        12,043       (12,043)(1),(2)       -
Additional Paid-in Capital              6,316,853                   6,316,853       554,700 (1),(2) 6,871,553
Retained Earnings (Deficit)            (6,848,693)       40,484    (6,808,209)      (40,484)(1),(2)(6,848,693)
                                       ------------   ------------ -----------     ------------    -----------
     Total Stockholders' Equity
       (Deficit)                         (529,116)       52,527      (476,589)      502,473            25,884
                                       ------------   ------------ -----------     ------------    -----------
Total Liabilities and Stockholders'
  Equity                                1,976,690       142,407     2,119,097       547,473         2,666,570
                                       ============   ============ ===========     ============    ===========





                             CONSOLIDATED MAGELLAN TECHNOLOGY, INC.

              Pro forma Condensed Combined Statement of Operations  (Unaudited)

                              Nine Months Ended September 30, 1997

                                         Magellan
                                        Technology      BioSource                         PRO    FORMA
                                       Incorporated   Incorporated     Total        Adjustments     Combined
                                       ------------   ------------ -----------     ------------    -----------

Sales                                     661,626       661,626       661,626                         661,626

Costs and Expenses:
     Operating                            143,877       143,877       143,877                         143,877
     Selling, General &
      Administrative                      844,803       302,344     1,147,147                       1,147,147
     Research and Development             499,103                     499,103                         499,103
     Depreciation and Amortization         13,221         3,281        16,502                          16,502
                                       ------------   ------------ -----------     ------------    -----------
     Income (loss) from operations     (1,357,127)      212,124    (1,145,003)          -          (1,145,003)

Other Income (Expense)
     Earnings / (Loss) from
     Investment in SIS, LLC                (9,251)                     (9,251)                         (9,251)
Interest Expense                          (92,446)        1,791       (90,655)                        (90,655)
Other Income (Expense)                     (7,038)                     (7,038)                         (7,038)
                                       ------------   ------------ -----------     ------------    -----------
Net Loss                               (1,465,862)      213,915    (1,251,947)          -          (1,251,947)
                                       ============   ============ ===========     ============    ===========

Net Loss per Share                          (0.10)                                                      (0.08)

Weighted Average Number of Common
Shares Outstanding                     14,448,893                                                  15,948,893
                                       ============                                                ===========



                                                                  F-13

                              CONSOLIDATED MAGELLAN TECHNOLOGY, INC.

              Pro forma Condensed Combined Statement of Operations  (Unaudited)

                                   Year Ended December 31, 1996

                                         Magellan
                                        Technology      BioSource                         PRO    FORMA
                                       Incorporated   Incorporated     Total        Adjustments     Combined
                                       ------------   ------------ -----------     ------------    -----------

Sales                                   1,150,046       947,798     2,097,844                       2,097,844

Costs and Expenses:
     Operating                            742,759       181,567       924,326                         924,326
     Selling, General &
       Administrative                     528,381       482,563     1,010,944                       1,010,944
     Research and Development
     Depreciation and Amortization        104,296         4,522       108,818                         108,818
                                       ------------   ------------ -----------     ------------    -----------
Income (loss) from operations            (225,390)      279,146        53,756           -              53,756

Other Income (Expense)
     Earnings / (Loss) from
     Investment in SIS, LLC               (86,804)                    (86,804)                        (86,804)
     Purchased in-process Research
     and Development                   (2,557,114)                 (2,557,114)                     (2,557,114)
Interest Expense                          (47,644)       (1,624)      (49,268)                        (49,268)
Other Income (Expense)                     (4,427)       (8,862)      (13,289)                        (13,289)
                                       ------------   ------------ -----------     ------------    -----------
Net Loss                               (2,921,379)      268,660    (2,652,719)          -          (2,652,719)
                                       ============   ============ ===========     ============    ===========

Net Loss per Share                          (0.33)                                                      (0.25)
                                       ============                                                ===========
Weighted Average Number of Common
Shares Outstanding                      8,984,000                                                  10,484,000
                                       ============                                                ===========



                         MAGELLAN TECHNOLOGY, INC.


       Notes to Pro Forma Condensed Combined Financial Statements
                              (Unaudited)

   Year Ended December 31, 1996 and Nine Months Ended September 30, 1996


                          Pro Forma Adjustments

(1) Magellan issued common stock and $150,000 cash to acquire the common stock of BioSource. The Magellan common stock was issued to the existing BioSource shareholders on a basis of 150 shares of Magellan for every 1 share of BioSource held. The value of the Magellan common stock plus the cash was in excess of the fair market value of BioSource assets at the acquisition date by $652,473. This amount was recorded as goodwill.

(2) Reflects the elimination of the investment in BioSource with the BioSource equity to complete the consolidation.























                                   F-15